SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____January 5, 2005_____

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                         000-20685                 88-0344658
(State or other jurisdiction                                                                           (Commission                                                           (I.R.S. Employer
of incorporation)             File Number)                                                          Identification No.)

   675 Grier Drive, Las Vegas, Nevada                             89119
(Address of principal executive offices)                                                                                                                                      (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

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Section 1 - Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

On January 5, 2005, the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) approved the order filed by American Wagering, Inc. (“AWI”) and its wholly owned subsidiary Leroy’s Horse & Sports Place, Inc. (“Leroy’s” and, jointly with AWI, the “Debtors”), debtors and debtors in possession, regarding the Debtors’ Restated Amended Plan of Reorganization (the “Plan”). Specifically, the order:

     1.     Approved the Restated Amended Disclosure Statement (the “Disclosure Statement”) to accompany the Plan. The Bankruptcy Court found that the
             Disclosure Statement satisfies the requirements of 11 U.S.C. Sections 1125(b) and Local Rule 3016(f).

     2.     Approved a record date of November 12, 2004. Accordingly, all shareholders of record as that date will be allowed to vote for or against the Plan.

     3.     Approved a balloting deadline of February 14, 2005. Accordingly, all votes for or against the Plan must be received prior to this date in order to be considered valid.

     4.     Approved a deadline of February 21, 2005 to file and serve objections to confirmation of the Plan. Accordingly, any objections to the Plan must be received prior to this date in order to be considered.

     5.     Approved a confirmation date of February 28, 2005. In the event the Plan is confirmed on this date, the Plan can become effective (the “Effective Date”)
             eleven (11) days later.

In addition, the Bankruptcy Court also approved the dissemination of a valuation report dated December 2, 2004 prepared by FTI Consulting, Inc. A copy of the valuation report is attached hereto and incorporated herein by reference.

This announcement is not intended to be, nor should it be construed as, a solicitation for a vote of the Plan. Debtors will emerge from Chapter 11 if and when the Plan receives the requisite approvals and is confirmed by the Bankruptcy Court.

Section 9 - Financial Statements and Exhibits

          Exhibit Number    Description

                    99.1                             Valuation report from FTI Consulting, Inc. dated December 2, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2005.

                                                                                                               AMERICAN WAGERING, INC.

                                      By:  /s/ Timothy F. Lockinger
                                       Name: Timothy F. Lockinger
                                       Title: Chief Financial Officer
                                       Principal Accounting Officer

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